UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2014

Tutor Perini Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	1-6314	04-1717070
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

15901 Olden Street, Sylmar, California 91342-1093

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (818) 362-8391

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                              Entry into a Material Definitive Agreement

On April 18, 2014, Tutor Perini Corporation (the “Company”) entered into two separate lease agreements, the first with Ronald N. Tutor, (“Lessor”), and the second with Kristra Investments, Ltd. (“Landlord”) for which Ronald N. Tutor is President. Each lease is effective June 1, 2014.

The first lease is for the total rentable area at two of the company’s current locations of 15901 Olden Street, Sylmar, California 91342 and 11171 Cherry Avenue, Fontana, California 92337 and is for the term of 12 years and two months ending on July 31, 2026.  The first lease provides for an annual beginning rent for the two properties of $1,720,992 until May 31, 2015 with an annual increase thereafter at the rate of the greater of 3% or the Consumer Price Index (“CPI”) for the Los Angeles metropolitan area. This new lease provides for purchase/sell options beginning on June 1, 2021 and June 1, 2025, respectively. The fair market value shall be agreed upon by both parties, or shall be determined by a consensus of independent qualified appraisers.

The second lease is for the land and improvements currently leased by the Company and is located on the northeast corner of Jurupa Avenue and Cherry Avenue in Fontana, California and is for the term of 12 years and two months ending on July 31, 2026.  This lease provides for an annual beginning rent of $962,712 until May 31, 2015 with an annual increase thereafter at the rate of the greater of 3% or the CPI for the Los Angeles metropolitan area. This new lease provides for purchase/sell options beginning on June 1, 2021 and June 1, 2025, respectively. The fair market value shall be agreed upon by both parties, or shall be determined by a consensus of independent qualified appraisers.

Item 1.02.                              Termination of a Material Definitive Agreement

On April 18, 2014, the Company and the Lessor entered into a termination, which is effective as of May 31, 2014, of the current lease locations at 15901 Olden Street, Sylmar, California 91342 and 11174 Cherry Avenue, Fontana, California 92337. The terminating lease is dated June 10, 1987 and amended August 1, 2008. In connection with the termination, the parties entered into the first lease described above.

On April 18, 2014, the Company and the Landlord entered into a termination, which is effective as of May 31, 2014, of the current lease with location at the corner of Jurupa Avenue and Cherry Avenue in Fontana, California. The terminating lease is dated November 1, 2005 and amended August 1, 2008. In connection with the termination, the parties entered into the second lease described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tutor Perini Corporation

Dated: April 24, 2014	By:	/s/ Michael J. Kershaw
Michael J. Kershaw
Executive Vice President and Chief Financial Officer